                                                                    EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors and Shareholders

PCA International, Inc.

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

                                          (signed) KPMG PEAT MARWICK LLP

Charlotte, North Carolina

July 23, 1998